UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

Media and Entertainment.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada

000-32231

52-2236253
                (State or other jurisdiction                (Commission                    (IRS Employer
                        of incorporation)                      File Number)                   Identification No.)

10120 S. Eastern Avenue, Suite 200, Las Vegas, NV   89052
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (702) 492-1282

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 21, 2004, Media and Entertainment.com, Inc. (the “Company”)  issued a press release announcing (i) the signing on July 16, 2004 of an Agreement and Plan of Reorganization with Winsonic Holdings, Ltd. (“Winsonic”) and Winston Johnson (the “Agreement”), pursuant to which Winsonic will become a wholly-owned subsidiary of the Company and Mr. Johnson, the Chief Executive Officer and sole shareholder of Winsonic and the Company’s Chief Executive Officer, will become a controlling shareholder of the Company; and (ii) the signing of an Addendum to the previously reported Stock Purchase Agreement with Winsonic, extending the deadline of for the consummation of the transaction between the Company and Winsonic through August 13, 2004. Copies of the Agreement, the press release, and the Addendum are attached to this report as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.

Description

2.1

Agreement and Plan of Reorganization, dated July 16, 2004.

99.1

Media and Entertainment.com, Inc., Press Release, issued July 21, 2004.

99.2

Addendum dated July 16, 2004 to the Existing Agreement between Media and Entertainment.com, Inc. and Winsonic Holdings, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDIA AND ENTERTAINMENT.COM, INC.

(Registrant)

Date: August 10, 2004

By: /s/ Winston Johnson

                                                                                    Winston Johnson
                                                                                    Chief Executive Officer